Exhibit 99.1

STATE COLLEGE, PA. June 1, 2015 - (BUSINESS WIRE) - Eclipse Resources Corporation (NYSE:ECR) today is pleased to provide an operational update and announce its participation in the following investor conferences:

•	Tuesday June 2, 2015 (New York, NY) - RBC Capital Markets Global Energy and Power Executive Conference. Benjamin Hulburt, Chairman, President and CEO, will present and host a breakout session at 1:35 pm Eastern Time.

•	Wednesday June 24, 2015 (Pittsburgh, PA) - DUG East Conference. Benjamin Hulburt, Chairman, President and CEO, will present and host a breakout session at 10:55 am Eastern Time.

Operational Update

The Company is continuing to execute on its drilling plan for the year, and strongly believes that it is on pace to meet or exceed both its second quarter and annual guidance. For the month of April 2015, the Company estimated that its net production averaged approximately 190 MMcfe per day compared to its first quarter 2015 average of 159.6 MMcfe per day, or a 19% increase. The Company’s previously issued guidance for the second quarter of 2015 is 170 – 180 MMcfe per day. Based on the results for the quarter to date, the Company expects to be at the high-end of its previously issued guidance for the quarter.

Additionally, the Company recently finished completion operations on its Sawyers pad in Monroe County, Ohio consisting of three wells with inter-lateral spacing of 730 feet. This important spacing test is the Company’s first spacing test below 1,000 feet between wells on its Dry Gas Utica Shale acreage, which if successful, could increase the Company’s drilling locations by approximately 20%. The Company expects to put these wells into sales early during the third quarter of 2015.

The Company’s operated rig is currently drilling on its Fuchs/Dietrich pads in eastern Monroe County, Ohio that consist of eight wells with lateral lengths of approximately 8,600 feet. Drilling is continuing on pace with expectations, however, the Company is revising its timing expectations for putting these wells into sales as it awaits the final permitting before gathering lines can be completed. The Company originally expected to put these wells into sales in December 2015, and has now revised its expectations that the wells will go to sales in January 2016. This change in turn to sales timing is not expected to have a material impact on the Company’s 2015 production.

The Company is also pleased to announce that due to operational efficiencies and aggressive cost management efforts, which have resulted in the Company running below its expected capital expenditure budget, it has elected to complete its four well Weekender pad in its Utica Shale Lean Condensate area, located in Guernsey County, Ohio. The Company expects to put these wells into sales in the third quarter of 2015. The Company does not expect that these additional completions will cause the Company to exceed its capital budget for the year.

Commenting on the results to date, Benjamin Hulburt, Chairman, President and CEO said, “I remain very impressed with our team’s operational performance. Our ability to complete more wells than we planned while spending less capital is strong evidence of the team’s performance. Our initial production in the second quarter to date is extremely encouraging to me, and I believe bodes well for the company’s expectations for the entire year. We are eagerly awaiting putting our Sawyers wells into sales early in the third quarter to evaluate the effect of the tighter well spacing. Additionally, we are also excited about putting our Fuchs/Dietrich units to sales in our Dry Gas East area early in 2016. If these wells perform according to our “managed choke” type curve expectations for that area, we would expect to put the units into sales at an initial combined production rate of approximately 150 gross MMcf per day (over 105 MMcf per day net).”

About Eclipse Resources

Eclipse Resources is an independent exploration and production company engaged in the acquisition and development of oil and natural gas properties in the Appalachian Basin, including the Utica and Marcellus Shales. For more information, please visit the Company’s website at www.eclipseresources.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this press release, regarding Eclipse Resources’ strategy, future operations, financial position, estimated revenues and income/losses, projected costs and capital expenditures, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “plan,” “endeavor,” “will,” “would,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Eclipse Resources’ current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in Eclipse Resources’ Annual Report on Form 10-K filed with the Securities Exchange Commission on March 9,2015 (the “2014 Annual Report”), and in “Item 1A. Risk Factors” of Eclipse Resources’ Quarterly Reports on Form 10-Q.

Forward-looking statements may include statements about Eclipse Resources’ business strategy; reserves; general economic conditions; financial strategy, liquidity and capital required for developing its properties and timing related thereto; realized natural gas, NGLs and oil prices; timing and amount of future production of natural gas, NGLs and oil; its hedging strategy and results; future drilling plans; competition and government regulations, including those related to hydraulic fracturing; the anticipated benefits under its commercial agreements; pending legal matters relating to its leases; marketing of natural gas, NGLs and oil; leasehold and business acquisitions; the costs, terms and availability of gathering, processing, fractionation and other midstream services; general economic conditions; credit markets; uncertainty regarding its future operating results, including initial production rates and liquid yields in its type curve areas; and plans, objectives, expectations and intentions contained in this press release that are not historical.

Eclipse Resources cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to; legal and environmental risks, drilling and other operating risks, regulatory changes, commodity price volatility and the recent significant decline of the price of natural gas, NGLs, and oil, inflation, lack of availability of drilling, production and processing equipment and services, counterparty credit risk, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading “Risk Factors” in the 2014 Annual Report and in “Item 1A. Risk Factors” of Eclipse Resources’ Quarterly Reports on Form 10-Q. Reserve engineering is a process of estimating underground accumulations of natural gas, NGLs and oil that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions could change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of natural gas, NGLs and oil that are ultimately recovered.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Eclipse Resources or persons acting on the Company’s behalf may issue.

Contact:

Eclipse Resources Corporation

Douglas Kris, 814-325-2059

Vice President: Investor Relations

dkris@eclipseresources.com